CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit 4.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED AS “[REDACTED]”.

Execution version

Amendment Deed - rfr

This amendment deed (the “Deed”) is made:

between	Hafnia Pte. Ltd. as Borrower

and	Hafnia Limited as Parent

and	BW Clearwater Pte. Ltd. as Owner

and	Danish ship finance A/S as lender

Dated	___1 February 2023______________ (The Lender’s credit no. 4843)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

recitals

(A)	The Parties to this Deed are parties to a facility agreement originally dated 17 December 2021 (as amended, supplemented, varied or restated from time to time (whether before or after the date of this Deed), the “Agreement”).

(B)	The Parties are entering into this Deed to provide for the conversion of the applicable interest rate benchmark under the Agreement from that of USD-LIBOR to a Daily Non-Cumulative Compounded RFR Rate (as defined below) on the terms and conditions set out in this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	Incorporation of Agreement definitions. Terms defined in the Agreement shall have the same meaning when used in this Deed unless otherwise stated herein or the context otherwise requires.

1.2	Additional definitions. In addition to the terms defined above and in the Agreement, the following terms shall have the following meaning in this Deed, unless the context otherwise requires:

“Effective Date” means the date upon which the Lender confirms that it has received or waived all of the documents and evidence set out in Schedule 1 (Conditions precedent) to this Deed each in a form and substance satisfactory to the Lender.

“Party” means a party to this Deed.

1.3	Third party rights. A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

2.	amendments to the Agreement

2.1	Amendments to the Agreement. With effect from (and including) the Effective Date, the Agreement shall be amended as set out in Schedule 2 (Amendments to the Agreement)

2.2	Notice of Effective Date. The Lender will notify the other Parties to this Deed when the Effective Date occurs and for the avoidance of doubt any notice purporting to be a “notice of Effective Date” may be relied upon by the Borrower for such purpose. If the Effective Date has not occurred by 31 January 2023 (or any later date which the Lender may agree), then this Clause 2 (Amendments to the Agreement) shall lapse and none of the amendments recorded in Schedule 2 (Amendments to the Agreement) will take effect. If the Effective Date has not occurred by 31 January 2023, interest will accrue pursuant to Clause 10 (Changes to the calculation of interest) of the Agreement with effect as of the first Interest Period commencing after 30 June 2023 for the Loan and at any time thereafter unless otherwise agreed between the Parties.

Continuing effect. The provisions of the Agreement and the other Finance Documents shall, save as amended by this Deed, continue in full force and effect.

2.3	Further assurance. Each Obligor shall, at the request of the Lender and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Deed and the documents listed in Schedule 1 (Condition Precedent) hereto or for the validity and enforceability of any such documents.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

3.	security and guarantee confirmation

3.1	Security. Each Obligor confirms with effect from and including the Effective Date, that the security created by the Security Documents to which that Obligor is a party shall:

a)	continue in full force and effect notwithstanding the amendments referred to in Clause 2.1 (Amendments to the Agreement); and

b)	extend to and secure its and the other Obligors’ obligations under the Agreement and the other Finance Documents as amended by this Deed.

3.2	Guarantee. Each Obligor confirms with effect from and including the Effective Date, that the guarantees and indemnities set out in the Agreement or any of the other Finance Documents shall:

a)	remain in full force and effect notwithstanding the amendments referred to in Clause 2.1 (Amendments to the Agreement); and

b)	extend to any other Obligors’ obligations under the Agreement and the other Finance Documents as amended by this Deed.

4.	Costs

The Borrower shall within six (6) Business Days of demand from the Lender, pay to the Lender any documented costs, expenses (including, but not limited to legal fees), stamp duty, registration fees, taxes and other duties and fees reasonably incurred by the Lender in connection with the negotiation, preparation, execution, amendment, release, protection and/or enforcement of this Deed and any other documents referred to in this Deed, including the documents listed in Schedule 1 (Conditions precedent) hereto.

5.	miscellaneous

5.1	Finance Document. This Deed is designated as a Finance Document for the purpose of the Agreement.

5.2	Counterparts. This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

5.3	Partial Invalidity. If, at any time, any provision of this Deed or any documents referred to herein is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

5.4	Remedies and Waivers. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Deed or under any of the documents referred to herein shall operate as a waiver of any such right or remedy. No single or partial exercise of any right or remedy prevents any further or other exercise, or the exercise of any other right or remedy. The rights and remedies provided in this Deed and the documents referred to herein are cumulative and not exclusive of any rights or remedies provided by law.

5.5	No warranties. The Lender does not warrant or accept any responsibility for any of the following:

a)	the administration, submission or any other matter related to any Compounded Reference Rate or any related rates or documents;

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

b)	the composition or characteristics of any Compounded Reference Rate, including whether it is similar to, produces the same value or economic equivalence to, or has the same volume or liquidity as, the rate which it replaces;

c)	the suitability of any replacement rate for any Obligor or any entity related to it,

provided that nothing in this paragraph shall limit or exclude any liability of the Lender for fraud.

5.6	No liability. Each Obligor acknowledges that it is responsible for taking its own advice in relation to the amendments contained in this Deed and the matters referred to in Clause 5.5 (No warranties) above and agrees that it has not received and/or relied upon any such advice from the Lender, and waives all rights and remedies in respect of those matters.

6.	LAW and JURISDICTION

The provisions of clauses 44 (Governing Law) and 45 (Enforcement) of the Agreement shall apply to this Deed as if they were set out in full and as if references to the Agreement were references to this Deed.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE 1

Conditions precedent

1.	the Deed

a)	This Deed duly executed by the Parties hereto.

2.	Corporate Documents

a)	A copy of the constitutional documents of each Obligor.

b)	A bringdown certificate from each of the Obligors.

c)	A true, up-to-date and complete list of Directors and Officers of each Obligor.

d)	An up to date transcript from the companies register in the jurisdiction where each Obligor is registered not older than 60 days.

e)	Copies of proof of identity (passport) and country of residence (utility bills or similar) acceptable to the Lender of any persons signing the Deed or any of the documents referred to in this Schedule 1 (Conditions precedent).

3.	Legal Opinions and legal advice

a)	Email confirmation that the Deed has been duly executed by the Obligors by one or more persons with the necessary capacity and authority, such email confirmation to be issued by legal counsels appointed by the Lender in the jurisdictions of the Obligors.

4.	Other Documents and Evidence

A copy of any other authorisation or other document, opinion or assurance which the Lender reasonably considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Deed or any document referred to herein or for the validity and enforceability of any such documents, including without limitation such amendments to the Security Documents as the Lender considers to be necessary.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE 2

SCOPE OF AMENDMENTS

The following new interest rate provisions will provide for Daily Non-Cumulative Compounded RFR Rate (as defined below) to replace USD-LIBOR as the applicable interest rate benchmark for the calculation of interest on the Loan under the Agreement as further set out in section 3 (New interest provisions) below. This change of the interest rate benchmark for the Loan will occur on the Rate Switch Date (as defined below). Accordingly, on and from the Rate Switch Date, the Loan will switch from a USD-LIBOR Loan to a Compounded Rate Loan and interest will be calculated by reference to the Compounded Reference Rate as further set out in section 3 (New interest provisions) below. Until the applicable Rate Switch Date, the Loan will continue to accrue interest at a rate which is determined by reference to USD-LIBOR in accordance with the existing interest rate provisions.

The rate switch and new interest rate provisions will be incorporated in the Agreement as new Clauses 8A (Rate Switch), 8B (Interest – Compounded Rate Loan), 8C (Interest Periods – Compounded Rate Loan) and 8D (Changes to the calculation of interest – Compounded Rate Loan) as set out in section 3 (New interest provisions) below.

Section 1 (Definitions related to the new interest provisions) and section 2 (Construction related to the new interest provisions) below contains definitions and construction provisions which will amend and supplement the existing definitions and construction provisions of the Agreement in order to give effect to the new interest rate provisions.

The other provisions of the Agreement shall (save as otherwise stated below) remain in full force and effect, except that such other provisions of the Agreement shall be deemed amended to the extent necessary to give effect to the amendments to the Agreement set out in sections 1 to 7 below.

AMENDMENTS TO THE AGREEMENT

With effect as of the Effective Date, the Agreement shall be amended as follows:

1.	definitions related to the new interest RATE provisions

1.1	The following definitions shall be inserted in Clause 1 (Definitions and interpretation) of the Agreement in alphabetical order and, to the extent that corresponding definitions are already included in the Agreement, the following definitions shall replace such existing corresponding definitions in the Agreement:

““Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Break Costs” means

a)	with respect to the Loan if it is a Term Rate Loan, the amount (if any) by which:

i)	the interest (excluding the Margin) which the Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

ii)	the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; or

b)	with respect to the Loan if has become a Compounded Rate Loan, any amount specified as such in the applicable Reference Rate Terms.

“Business Day” means a day (other than a Saturday or Sunday):

a)	on which banks are open for general business and:

i)	in relation to any date for payment or purchase of United States dollars required under a Finance Document, Copenhagen, Singapore and New York; and

ii)	for all other purposes of this Agreement, Copenhagen and Singapore; and

b)	in relation to:

i)	any date for payment or purchase of an amount relating to a Compounded Rate Loan or Unpaid Sum; or

ii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period, a day which is an Additional Business Day relating to the Compounded Rate Loan or Unpaid Sum.

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

a)	is, or is scheduled to become payable under any Finance Document; and

b)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means the Loan or, if applicable, Unpaid Sum if it is or has become a “Compounded Rate Loan” and which accrues interest at the rate based on the Compounded Reference Rate (as further set out in Clause 8B (Interest – Compounded Rate Loan)) as a consequence of being, or becoming a “Compounded Rate Loan” pursuant to Clause 8A (Rate Switch).

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

b)	the applicable Credit Adjustment Spread,

provided that if such rate is below zero, the Compounded Reference Rate shall be deemed to be zero.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

a)	is agreed in writing by the Borrower and the Lender;

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

b)	specifies a calculation methodology for that rate; and

c)	has been made available to the Borrower and the Lender.

“Credit Adjustment Spread” means, in relation to the Loan or Unpaid Sum which is or becomes a “Compounded Rate Loan” pursuant to Clause 8A (Rate Switch), any rate which is either:

a)	specified as such in the applicable Reference Rate Terms; or

b)	determined by the Lender in accordance with the methodology specified in the applicable Reference Rate Terms.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule C (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule B (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms, provided that if such rate (if any) is below zero, the Market Disruption Rate shall be deemed to be zero.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

a)	other than where paragraph (b) below applies:

i)	(subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

b)	in relation to an Interest Period for a Compounded Rate Loan (or any other period for the accrual of commission or fees) the applicable Reference Rate Terms shall apply.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Rate Switch Date” has the meaning given to that term in Clause 8A.2 (Rate switch definitions).

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

“Reference Rate Supplement” means a document which:

a)	is agreed in writing by the Borrower and the Lender;

b)	specifies for USD the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; and

c)	has been made available to the Borrower and the Lender.

“Reference Rate Terms” means the terms set out in Schedule A (Reference Rate Terms - US Dollars) or in any Reference Rate Supplement.

“Relevant Market” means:

a)	prior to the Rate Switch Date, the London Interbank market; and

b)	on or after the Rate Switch Date, the market specified as such in the applicable Reference Rate Terms.

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Term Rate Loan” means the Loan or, if applicable, Unpaid Sum which accrues interest at a rate which is determined by reference to LIBOR (as further set out in Clause 8 (Interest)) to the extent that it is not, or has not become, a “Compounded Rate Loan” pursuant to Clause 8A (Rate Switch).”

1.2	The definition of “Finance Documents” set out in Clause 1.1 (Definitions) of the Agreement shall be amended to include the following language/documents after the words “this Agreement,”:

“any Reference Rate Supplement, any Compounding Methodology Supplement”

1.3	The definition of “Interbank Market” throughout the Agreement shall be amended to “Relevant Market”.

1.4	The definition of “Funding Rate” shall be amended to:

“Funding Rate” means (as applicable) any individual rate notified by the Lender to the Borrower pursuant to clause 10.3(a)(ii) (Cost of funds) or any rate notified by the Lender to the Borrower pursuant to Clause 8D.3(a)(ii) (Cost of funds).

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

2.	Construction related to new interest RATE provisions

2.1	In Clause 1.2 (Construction) of the Agreement, the last “.” shall be replaced by “;” and the following shall be inserted at the end of the provision:

“

dd) the Lender’s “cost of funds” in relation to its participation in the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender incur or would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan for a period equal in length to the Interest Period of the Loan;

ee) a reference in this Agreement to a page or screen of an information service displaying a rate shall include:

i) any replacement page of that information service which displays that rate; and

ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Lender after consultation with the Borrower;

ff) a reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate;

gg) any Reference Rate Supplement overrides anything in:

i) Schedule A (Reference Rate Terms - US Dollars); or

ii) any earlier Reference Rate Supplement; and

hh) a Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

i) Schedule B (Daily Non-Cumulative Compounded RFR Rate) or Schedule C (Cumulative Compounded RFR Rate), as the case may be; or

ii) any earlier Compounding Methodology Supplement.”

3.	new interest RATE provisions

3.1	New Clauses 8A (Rate Switch), 8B (Interest – Compounded Rate Loan), 8C (Interest Periods – Compounded Rate Loan) and 8D (Changes to the calculation of interest – Compounded Rate Loan) shall be inserted in the Agreement immediately before Clause 8 (Interest) of the Agreement which shall read as follows:

“8A. RATE SWITCH

8A.1 Switch to Compounded Reference Rate

On and from the Rate Switch Date:

a)	use of the Compounded Reference Rate will replace the use of LIBOR for the calculation of interest for the Loan and any Unpaid Sum; and

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

b)	the Loan or Unpaid Sum shall be a “Compounded Rate Loan” and Clause 8B (Interest – Compounded Rate Loan), Clause 8C (Interest Periods - Compounded Rate Loan) and Clause 8D (Changes to interest rates - Compounded Rate Loan) shall apply to the Loan or Unpaid Sum and Clause 8 (Interest), Clause 9 (Interest Periods) and Clause 10 (Changes to calculation of interest rates) shall cease to apply to the Loan.

Clause 8 (Interest), Clause 9 (Interest Periods) and Clause 10 (Changes to calculation of interest rates) shall continue to apply to the Loan until the Rate Switch Date.

8A.2 Rate switch definitions

In this Agreement:

“Rate Switch Date” means in respect of the Loan and Unpaid Sum the earlier of:

a)	30 June 2023; and

b)	such earlier date as the Borrower and the Lender may agree,

provided, however, that if an Interest Period for the Loan would otherwise end on a day which falls after the earlier of the dates set out under a) or b) above, the Rate Switch Date shall be the first day of that Interest Period.

8A.3 Notification of Rate Switch Date.

The Lender shall notify the Borrower of the Rate Switch Date for the Loan promptly upon becoming aware of the occurrence of the Rate Switch Date.

8B     INTEREST - COMPOUNDED RATE LOAN

8B.1  Calculation of interest – Compounded Rate Loan

a)	The rate of interest on the Loan (where it is a Compounded Rate Loan) for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

i)	Margin; and

ii)	Compounded Reference Rate for that day.

b)	If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

8B.2  Payment of interest - Compounded Rate Loan

The Borrower shall pay accrued interest on the Compounded Rate Loan on the last day of each Interest Period relating thereto.

8B.3  Default Interest

a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2 (two) percentage points per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted part of the Compounded Rate Loan for successive Interest Periods each of a duration selected by the Lender. Any interest accruing under this Clause 8B.3 (Default Interest) shall be immediately payable by the Obligor on demand by the Lender.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

b)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8B.4  Notification of Rates of Interest

a)	The Lender shall promptly upon a Compounded Rate Interest Payment being determinable notify:

i)	the Borrower of that Compounded Rate Interest Payment; and

ii)	the Borrower of:

A)	the rate of interest for the relevant Interest Period for a Compounded Rate Loan (based on the Daily Non-Cumulative Compounded RFR Rate relevant to the determination of that Compounded Rate Interest Payment); and

B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to a Compounded Rate Loan.

b)	The Lender shall promptly notify the Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 8D.3 (Cost of funds) applies.

c)	This Clause 8B.4 (Notification of Rates of Interest) shall not require the Lender to make any notification to any Party on a day which is not a Business Day.”

8C     INTEREST PERIODS - COMPOUNDED RATE LOAN

8C.1 Determination of Interest Periods

The Interest Period for the Loan (where it is a Compounded Rate Loan) shall be 3 Months.

8C.2 Non-Business Days

Any rules specified as “Business Day Conventions” in the Reference Rate Terms for a Compounded Rate Loan or Unpaid Sum shall apply to each Interest Period for that Compounded Rate Loan or Unpaid Sum.

8D    CHANGES TO THE CALCULATION OF INTEREST - COMPOUNDED RATE LOAN

8D.1  Interest calculation if no RFR or Central Bank Rate

If:

a)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

b)	“Cost of funds will apply as a fallback” is specified in respect of the Compounded Rate Loan in the Reference Rate Terms for that Compounded Rate Loan,

Clause 8D.3 (Cost of funds) shall apply to the Compounded Rate Loan for that Interest Period.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

8D.2  Market disruption

a)	In the case of a Compounded Rate Loan, if:

i)	a Market Disruption Rate is specified in the Reference Rate Terms; and

ii)	before the Reporting Time, the Lender notifies the Borrower that its cost of funds relating to its participation in the Compounded Rate Loan would be in excess of that Market Disruption Rate,

then Clause 8D.3 (Cost of funds) shall apply to the Compounded Rate Loan for the relevant Interest Period.

8D.3  Cost of funds

a)	If this Clause 8D.3 (Cost of funds) applies to a Compounded Rate Loan for an Interest Period then the Interest Period and the rate of interest on the Compounded Rate Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

i)	the applicable Margin; and

ii)	the rate notified by the Lender as soon as practicable by the Reporting Time for the Compounded Rate Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to the Compounded Rate Loan.

b)	If this Clause 8D.3 (Cost of funds) applies and the Lender or the Borrower so require, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

c)	Any alternative basis agreed pursuant to Clause 8D.3 (Cost of funds) above shall, with the prior consent of the Lender and the Borrower, be binding on all Parties.

d)	If this Clause 8D.3 (Cost of funds) applies and:

i)	the Lender’s cost of funds is less than the relevant Market Disruption Rate; or

ii)	the Lender does not notify a rate to the Lender by the time specified in paragraph (a) above,

that Lender’s cost of funds relating to its participation in the Compounded Rate Loan for that Interest Period shall be deemed, for the purposes of Clause 8D.3 (Cost of funds) above, to be the Market Disruption Rate for the Loan.

8D.4 Notification to the Borrower

If Clause 8D.3 (Cost of funds) applies the Lender shall, as soon as is practicable, notify the Borrower.”

4.	Deletion of Clause 8.8

Clause 8.8 (Modification and/or discontinuation of certain benchmarks) shall be deleted.

5.	costs and expenses

5.1	Clause 16.1 (Amendment Costs) shall be amended by (i) deleting the first word “If” and replacing the same with “Subject to Clause 16.5 (Cost and expenses relating to changes to reference rates), if” and (ii) deleting the words “or any amendment or waiver is required or contemplated or agreed pursuant to clause 39.1 (Replacement of Screen Rate)”.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

5.2	A new Clause 16.5 (Costs and expenses relating to changes to reference rates) shall be inserted at the end of Clause 16 (Costs and expenses) of the Agreement which reads as follows:

“16.5 Cost and expenses relating to changes to reference rates

The Borrower shall within 6 (six) Business Days after the Lender’s demand reimburse to the Lender, the amount of all such documented costs and expenses (including but not limited to legal fees) reasonably and properly incurred by the Lender in connection with any Reference Rate Supplement or Compounding Methodology Supplement or an amendment or waiver of this Agreement and any other Finance Document contemplated or agreed pursuant to Clause 39 (Changes to reference rates).”

6.	Changes to reference rates

The following shall be inserted as Clause 39 in the Agreement and shall replace the existing Clause 39 (Replacement of Screen Rate) of the Agreement:

39. Replacement of reference rates

39.1 Changes to reference rates

a)	If a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

i)	providing for the use of a Replacement Reference Rate in place of or in addition to that Published Rate; and

ii)

A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

C)	implementing market conventions applicable to that Replacement Reference Rate;

D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Borrower and the Lender.

b)	An amendment or waiver (which may be documented by a Reference Rate Supplement) that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Lender and the Borrower.

c)	In this Clause 39 (Changes to reference rates):

“Published Rate” means

a)	the RFR, or

b)	any Replacement Reference Rate to the extent that it has previously replaced the RFR pursuant to this Clause 39 (Changes to Reference Rates)

“Published Rate Replacement Event” means, in relation to a Published Rate:

a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lender and the Borrower, materially changed;

b)

i)

A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender and the Borrower) temporary; or

ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

d)	in the opinion of the Lender and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

b)	in the opinion of the Lender and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

c)	in the opinion of the Lender and the Borrower, an appropriate successor to a Published Rate.”

7.	new schedules TO THE AGREEMENT

The following new schedules shall be inserted as Schedule A (Reference Rate Terms - US Dollars), Schedule B (Daily Non-Cumulative Compounded RFR Rate) and Schedule C (Cumulative Compounded RFR Rate) in the Agreement immediately before Schedule 1 (The Original Parties) of the Agreement:

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE A - REFERENCE RATE TERMS - US DOLLARS

CURRENCY:	USD
Cost of funds as a fallback:	Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Break Costs:	If more than 2 prepayments are made in respect of the Loan (where it is a Compounded Rate Loan) during any 12 Months’ period and not falling on the last day of an Interest Period, the Borrower shall pay to the Lender a prepayment fee in the amount of USD 5,000 in respect of each such additional prepayment (not occurring on the last day of an Interest Period) upon demand from the Lender.
Business Day Conventions (definition of “Month” and Clause 8C.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:
(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
Central Bank Rate:	(a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b) if that target is not a single figure, the arithmetic mean of:
(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii) the lower bound of that target range.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Lender of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.
Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Lender between:

(a)        the RFR for that RFR Banking Day; and

(b)        the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	[REDACTED] per cent per annum
Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or

(b)        if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)         the Central Bank Rate for that RFR Banking Day; and

(ii)        the applicable Central Bank Rate Adjustment; or

(c)        if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)         the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and

(ii)         the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

Lookback Period:	Five (5) RFR Banking Days.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of a Compounded Rate Loan; and (b) the applicable Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
RFR Banking Day:

Any day other than:

(a)        a Saturday or Sunday; and

(b)        a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Published Rate Contingency Period	30 days.
Interest Periods
Length of Interest:	3 months.
Reporting Times
Deadline for Lender to report market disruption in accordance with Clause 8D.2 (Market disruption)	Close of business in Copenhagen on the Reporting Day for a Compounded Rate Loan.
Deadline for Lender to report their cost of funds in accordance with Clause 8D.3 (Cost of funds)	Close of business on the date falling three (3) Business Days after the Reporting Day for a Compounded Rate Loan (or, if earlier, on the date falling two (2) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Compounded Rate Loan).

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE B - DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Lender performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Lender performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE C - CUMULATIVE COMPOUNDED RFR RATE

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule B (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS whereof this Deed has been duly executed as a deed and is delivered on the date first above written.

FOR HAFNIA PTE, LTD. SIGNED by Petrus Wouter Van Echtelt	) )
Director
as directors for and on behalf of	)
HAFNIA PTE, LTD.	)

In the presence of:	)

Witness’ signature
Name of witness [Redacted]

FOR HAFNIA LIMITED
SIGNED, SEALED and DELIVERED as a DEED	)
by Petrus Wouter Van Echtelt as attorney in fact for and on behalf of HAFNIA LIMITED	) ) )

In the presence of:	)

Witness’’ signature
Name of witness: [Redacted]

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CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

FOR BW CLEARWATER PTE, LTD. SIGNED by Petrus Wouter Van Echtelt	) )
Director
as directors for and on behalf of	)
BW CLEARWATER PTE, LTD.	)

In the presence of:	)

Witness’ signature
Name of witness: [Redacted]

FOR DANISH SHIP FINANCE A/S

Signature: [REDACTED]	Signature: [REDACTED]
Name:	Name:
Position: EVP	Position: Senior Client Executive

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